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                           HARKEN ENERGY CORPORATION
                                  SUBSIDIARIES

                                                                      EXHIBIT 22


AEX, INC.

BURNS DRILLING COMPANY

CHUSKA RESOURCES CORPORATION

D-FW RESOURCE MANAGEMENT, INC.

FISHER-WEBB, INC.

HARKEN BAHRAIN OIL COMPANY

HARKEN DE COLOMBIA, LTD.

HARKEN DE MEXICO, S.A. DE C.V.

HARKEN ENERGY WEST TEXAS, INC.

HARKEN EXPLORATION COMPANY

HARKEN INTERNATIONAL, LTD.

HARKEN SOUTHWEST CORPORATION

KMI ACQUISITION CORPORATION

KMI CAPITAL CORPORATION

KENDRICK & MULLIGAN OIL & GAS, INCORPORATED

KENNEDY & MITCHELL, INC.

MCCULLOCH ENERGY, INC.

SEARCH ACQUISITION CORP.

SUNFIELD ENERGY COMPANY

SUPREME WELL SERVICE COMPANY

HARKEN CANADA, LTD.

HARKEN SOUTH AMERICA, LTD.

HARKEN COSTA RICA HOLDINGS, LLC